Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”), dated as of August ___, 2016, is by and among Creative Realities, Inc., a Minnesota corporation (“CRI”), Creative Realities, LLC, a Delaware limited liability company (“CRLLC”), Broadcast International, Inc., a Utah corporation (“BII”), and Conexus World Global, LLC, a Kentucky limited liability company (“Conexus,” and collectively referred to together with CRI, CRLLC and BII as the “Borrower”); and Slipstream Communications, LLC, an Anguillan limited liability company (“Lender”).

INTRODUCTION

Borrower desires to obtain the Term Loan and other financial accommodations from Lender for the purpose of (i) refinancing the obligations of Borrower owed to Allied Affiliated Lending, L.P. in connection with the Factoring Agreement, as defined below, (ii) paying off certain obligations under settlement arrangements in effect as of the date hereof and (iii) to obtain working capital, and Lender is willing to provide the Term Loan in accordance with the terms and conditions of this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Schedule A.

AGREEMENT

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.	AMOUNT AND TERMS OF CREDIT

1.1              Term Loan. (a) Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan to Borrower on the Closing Date in the initial original principal amount of $3,000,000, with Lender having the right, but not the obligation, to make additional Advances to Borrower, up to the Loan Limit, on the basis described in paragraph (b) below. The Term Loan, together with any other Advances made by Lender to Borrower hereunder, shall be evidenced by, and be repayable in accordance with the terms of, the Note and this Agreement.

(b)              Lender shall have the right but not the obligation, in its sole and complete discretion, to provide additional Advances to Borrower in an aggregate amount of $1,000,000.

1.2              Use of Proceeds; Amendment of Factoring Agreement. (a) Borrower shall use the proceeds of the Term Loan and all other Advances solely for (i) the payment of all amounts due and owing by Borrower to Allied Affiliated Lending, L.P. (the “Senior Lender”) pursuant to the Factoring Agreement, and (ii) payment of settled arrangements up to the amounts set forth on Schedule 1.2 attached hereto, (iii) working capital purposes, and (iv) such other purposes as Lender may in its sole and complete discretion permit.

(b)              On the Closing Date: (i) an amount of proceeds of the Term Loan sufficient to satisfy all amounts due and owing to the Senior Lender shall be funded directly by Lender into an account of the Senior Lender, and the Lender shall obtain an agreement from the Senior Lender satisfactory in form to the Lender in its sole discretion, among other things, in favor of the Lender and assigning all of the rights, title and interest of the Senior Lender under the Factoring Agreement (specifically including all rights of the Senior Lender under the financing statements filed on form UCC-1 in respect of the collateral security granted by the Borrower to the Senior Lender under the Factoring Agreement); and (ii) the remaining amount of proceeds of the Term Loan shall be deposited into an account of the Borrower under the terms and conditions of this Agreement; and (iii) at the close of business on the Closing Date, the Factoring Agreement shall be deemed amended and restated in the form of this Agreement.

1.3              Single Loan. The Term Loan and all of the other Obligations of Borrower to Lender arising in connection with this Agreement shall constitute one general obligation of Borrower, secured by all of the Collateral.

1.4              Interest. (a) Borrower shall pay interest to Lender on the outstanding balance of the Loan at the Loan Rate. All computations of interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. In no event will Lender charge interest at a rate exceeding the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)              (i) Interest shall accrue on the principal balance of the Term Loan and shall be paid on a monthly basis as specified in the Note, (ii) all then-accrued but unpaid interest shall be paid on the Maturity Date, as the same may be extended in the manner contemplated in the Note, and (iii) if any interest accrues or remains payable after the Termination Date, interest shall be paid upon demand made by Lender.

(c)             Effective upon the occurrence of an Event of Default and so long as the same shall be continuing, the Loan Rate shall automatically be increased by six percentage points per annum (6.0%) (such increased rate, the “Default Rate”). In the event that the Loan Rate or the Default Rate exceeds the highest rate of interest permissible under applicable law, then the Loan Rate and/or the Default Rate shall be the maximum amount as allowed by applicable law.

(d)              If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day.

1.5              Receipt of Payments. Borrower shall make each payment under this Agreement (other than payments made pursuant to Section 1.6) without set-off, counterclaim or deduction, and free and clear of all Taxes, not later than 5:00 p.m., New York City time on the day when due in lawful money of the United States of America in immediately available funds to the Payment Account. For purposes of computing interest and fees, all payments shall be deemed received by Lender on the day of receipt of immediately available funds.

2

1.6              Warrant; Extension Warrant. On the Closing Date, CRI will execute and deliver to the Lender the Warrant in substantially the form attached hereto as Exhibit B. In the event that CRI elects to exercise its right under the Note to extend the Maturity Date for the one additional one-year term contemplated in the Note, then, as a condition to the effectiveness of such election, CRI shall execute and deliver to the Lender an Extension Warrant.

2.	CONDITION PRECEDENT

(a)	Lender shall not be obligated to make any Advance, or to perform any other action hereunder, until, all in form and substance satisfactory to Lender and its counsel:

(i)	the Loan Documents have been executed and delivered by the Borrower on or before the Closing Date, including for purposes of clarity appropriate UCC-1 financing statements and UCC-3 amendments to financing statements;

(ii)	the Senior Lender Assignment Agreement has been executed and delivered by the appropriate parties and the documents contemplated thereby as conditions precedent have been satisfied;

(iii)	Lender has received UCC, judgment, and tax lien search results with respect to Borrower from each Borrower’s jurisdiction of formation; and

(iv)	Subordination Agreements have been executed and delivered by each CRI Noteholder.

(b)	The obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met:

(i)	The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Borrower contained herein (unless as of a specific date therein);

(ii)	all obligations, covenants and agreements of the Borrower required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Borrower of the items set forth in Section 2.(a) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Borrower since the date hereof.

3

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, each Borrower hereby jointly and severally represents and warrants to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Lender until the Termination Date as follows:

3.1              Corporate Existence; Compliance with Law. Each Borrower: (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Borrower that are necessary or appropriate for the conduct of its business.

3.2              Executive Offices; Corporate or Other Names. (a) Each Borrower’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Borrower, (c) the organizational identification number issued by each Borrower’s state of incorporation or organization or a statement that no such number has been issued, (d) each Borrower’s state of organization or incorporation, and (e) the location of each Borrower’s chief executive office, corporate offices, other locations of Collateral and locations where records with respect to Collateral are kept, are as set forth in Disclosure Schedule 3.2 and, except as set forth in such schedule, such locations have not changed during the preceding 12 months.

3.3              Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within the Borrower’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or, except as set forth in Disclosure Schedule 3.3, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Borrower, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower debt or otherwise) or other understanding to which Borrower is a party or by which any property or asset of Borrower is bound or affected or any other Contractual Obligation of Borrower; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of Borrower, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally. The shares issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by any Borrower other than restrictions on transfer provided for in the Transaction Documents and applicable securities laws.

3.4              Financial Statements and Projections; Books and Records. All Financial Statements are true, correct and complete and reflect fairly and accurately the financial condition of Borrower (on a consolidated basis) as of the date thereof in accordance with GAAP, except (solely with respect to any interim Financial Statements) the absence of footnotes and normal year-end adjustments. Borrower shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

4

3.5              Material Adverse Change. Since the date of Borrower’s most recently audited Financial Statements, no events have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule 3.5, Borrower is not in default, and to Borrower’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6              Factoring Agreement. (a) Disclosure Schedule 3.6(a) sets forth a correct and complete list of all Accounts (as defined in the Factoring Agreement) sold by the Borrower to the Senior Lender, including the name and address of the Account debtor, the invoice date and number, purchase order number and the outstanding amount; provided however Disclosure Schedule 3.6(a) shall not include any Accounts as to which the Senior Lender has been paid in full or which the Borrower has repurchased from the Senior Lender and paid in full for such repurchase (the Accounts required to be listed on Disclosure Schedule 3.6(a) being the “Outstanding Accounts”). Except as set forth on Disclosure Schedule 3.6(a), all Outstanding Accounts are “With Recourse” (as defined in the Factoring Agreement). To the best of Borrower’s knowledge, no Outstanding Accounts are being “Disputed” (as defined in the Factoring Agreement). Borrower has no knowledge of any reason why the Outstanding Accounts are not collectible in full. (b) Borrower is not in default of or in breach of any of its representations, warranties or covenants in the Factoring Agreement. (c) The amount of the “Reserve” (as defined in the Factoring Agreement) is set forth on Disclosure Disclosure Schedule 3.6(c), and except as set forth on Disclosure Schedule 3.6(c) Borrower does not owe any amounts to the Senior Lender. (d) The Factoring Agreement has not been amended or modified or any of its provisions waived and Borrower has not assigned any of its rights thereunder.

3.7              Real Estate; Property. The real estate listed in Disclosure Schedule 3.7 constitutes all of the real property owned, leased, or used by Borrower in its business, and Borrower will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender written notice thereof. Borrower holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of Borrower are or will be subject to any Liens, except Permitted Encumbrances.

5

3.8              Outstanding Indebtedness. All outstanding Indebtedness of Borrower as of the Closing Date, including a statement as to whether such Indebtedness is secured or unsecured and, if secured, what constitutes the collateral security therefor, is disclosed on Disclosure Schedule 3.8.

3.9              Government Regulation. Borrower is not subject to or regulated under any federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.

3.10           Taxes. Except as disclosed in Disclosure Schedule 3.10, all Tax returns, reports and statements required by any Governmental Authority to be filed by Borrower has, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no Tax Lien has been filed against Borrower or its property. Proper and accurate amounts have been and will be withheld by Borrower from its employees for all periods in compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Except as described on Disclosure Schedule 3.9, (i) no Borrower is liable for any Taxes of any other Person pursuant to any agreement, and (ii) to Borrower’s knowledge, no Borrower is liable for any Taxes as a transferee.

3.11           Litigation. No Litigation is pending or, to the knowledge of Borrower, threatened by or against Borrower or against its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule 3.11, as of the Closing Date there is no Litigation pending or threatened against Borrower that seeks damages in excess of $10,000 or injunctive relief, or that alleges criminal misconduct of Borrower. Borrower shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against Borrower or any allegation of criminal misconduct against Borrower.

3.12           Intellectual Property. As of the Closing Date, Borrower owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Borrower will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and Borrower will promptly patent or register, as the case may be, all material new Intellectual Property.

3.13           Conduct of Business. Borrower (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and Borrower’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted) and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

6

3.14           SEC Filings. CRI has filed all reports, schedules, forms, statements and other documents required to be filed by CRI under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except as set forth on Disclosure Schedule 3.14. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. CRI has never been an issuer subject to Rule 144(i) under the Securities Act.

3.15           Solvency. Each of the Borrowers is solvent.

3.16           Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.17           Reservation of Securities. CRI shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to issue all of the shares underlying the Warrants.

3.18           Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender’s rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

4.	REPORTS AND NOTICES

4.1              Reports and Information. From the Closing Date until the Termination Date, Borrower shall deliver to Lender such reports and information as Lender may reasonably request.

4.2              Notices. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral; or (b) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect.

7

5.	NEGATIVE COVENANTS

Borrower covenants and agrees that, without Lender’s prior written consent, from the Closing Date until the Termination Date, Borrower shall not, directly or indirectly, by operation of law or otherwise:

(a)             form any subsidiary or merge with or into, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or make any loan or advance to, any Person;

(b)            cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date (including increases, extensions, renewals and replacements thereof) and listed on Disclosure Schedule 3.8, (iii) deferred Taxes, (iv) by endorsement of Instruments or items of payment for deposit to the general account of Borrower, (v) Purchase Money Indebtedness, (v) unsecured Indebtedness incurred after the Closing Date that is junior to the Obligations in an aggregate amount outstanding at any time not to exceed $_______;

(c)            make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in on the Closing Date, or amend its Articles of Incorporation (or Articles or Certificate of Organization, as applicable) or Bylaws or other organizational documents;

(d)            create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances including those set forth on Disclosure Schedule 5(d);

(e)            sell, transfer, issue, convey, assign or otherwise dispose of any of its material assets or properties;

(f)             change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, in each instance without giving at least 30 days prior written notice thereof to Lender and taking all actions, at Borrower’s expense, deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral; and

(g)            make or permit any Restricted Payment.

8

6.	SECURITY INTEREST

6.1              Grant of Security Interest. As collateral security for the prompt and complete payment and performance of the Obligations, each Borrower hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including without limitation all of the following property (collectively, the “Collateral”):

(i)      all Accounts, as such capitalized term is defined in the Code;

(ii)     all Deposit Accounts, as such capitalized term is defined in the Code, all other bank accounts and all funds on deposit therein;

(iii)    all money, cash and cash equivalents;

(iv)    all Investment Property, as such capitalized term is defined in the Code;

(v)     all stock;

(vi)    all Goods, including Inventory, Equipment and Fixtures, as such capitalized terms are defined in the Code;

(vii)   all Chattel Paper, Documents and Instruments, as such capitalized terms are defined in the Code;

(viii)  all Books and Records;

(ix)    all General Intangibles, including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software, as such capitalized terms are defined in the Code;

(x)     all Letter-of-Credit Rights, as such capitalized term is defined in the Code;

(xi)    all Supporting Obligations, as such capitalized term is defined in the Code; and

(xii)    to the extent not otherwise included, all Proceeds (as such capitalized term is defined in the Code), tort claims, insurance claims and other rights to payment not otherwise included in the foregoing, and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

6.2              Other Agreements and Acknowledgments. Each Borrower and Lender agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender in the manner described herein. Borrower represents, warrants and promises to Lender that: (i) Borrower has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement will, upon (A) completion of filings and other actions required under applicable law and (B) the satisfaction in full of all obligations owing to the Senior Lender in connection with the Factoring Agreement and the execution and delivery of the Senior Lender Assignment Agreement, constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from Borrower (other than purchasers of Inventory in the ordinary course of business) and such security interests will, upon the satisfaction of the aforementioned conditions, be prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower promises to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

9

6.3              Collection of Outstanding Accounts. Borrower agrees to use commercially reasonable efforts, and consistent with past practices, to collect on the Accounts.

7.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

7.1              Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3 or until cured by Borrower:

(a)             Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable;

(b)             Borrower shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, after ten days written notice from Lender to Borrower of the same and with no cure having been effected by Borrower within such ten-day period;

(c)             an event of default shall occur under any Contractual Obligation of the Borrower (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any required payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount, to become due prior to its stated maturity or prior to its regularly scheduled date of payment;

(d)             any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower shall be materially untrue or incorrect as of the date when made or deemed made;

10

(e)             there shall be commenced against Borrower any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for 30 consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f)              a case or proceeding shall have been commenced involuntarily against Borrower in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (B) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(g)             Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section or clauses (i) and (ii) of this paragraph, or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h)             a judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 15 days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of 15 days from the date of such judgment.

7.2             Remedies. (a) If any Default shall have occurred and be continuing, then Lender may, upon written notice to Borrower, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable without presentment, protest, declaration, notice or demand by Lender, all of which are expressly waived by Borrower.

11

(b)             Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower’s premises or elsewhere and shall have the right to use any Borrower’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

(c)             Upon the occurrence and during the continuance of an Event of Default and at Lender’s request, Borrower agrees, to assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that ten days’ prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d)             Lender’s rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3              Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole and complete discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Sections 9-608(a)(l) and 9-615(a)(3) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

12

8.	SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower, Lender and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower without the prior express written consent of Lender shall be void. There shall be no third-party beneficiaries (including the Senior Lender) of any of the terms and provisions of any of the Loan Documents.

9.	GENERAL PROVISIONS

9.1              Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender and Borrower.

9.2              Expenses. Borrower agrees to pay its own costs and expenses (including the fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with the preparation, negotiation, execution and delivery of, and, other than as specifically set forth herein, the performance of obligations under, the Loan Documents. Borrower agrees to also pay Lender’s costs and expenses (including the fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with the preparation, negotiation, execution and delivery of, and, other than as specifically set forth herein, the performance of obligations under, the Loan Documents and the assignment of the Factoring Agreement and the enforcement of its rights and remedies hereunder.

9.3              No Waiver. Neither Lender’s failure, at any time, to require strict performance by Borrower of any provision of any Loan Document, nor Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower to Lender contained in any Loan Document and no Default by Borrower under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

13

9.4              Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however, that all indemnity obligations of Borrower under the Loan Documents shall survive the Termination Date.

9.5              Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon confirmed receipt, when sent by email transmission, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on the signature pages hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

9.6              Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Valid and binding signatures to any Loan Document may be delivered in original ink, by facsimile or by email or other means of electronic transmission.

9.7              Governing Law. The Loan Documents and the obligations arising under the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.

14

9.8              Submission To Jurisdiction; Waiver Of Jury Trial. (A) BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

(B)             THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.9              Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or otherwise, all as though such payments had not been made.

[SIGNATURE PAGE FOLLOWS]

15

In Witness Whereof, this Loan and Security Agreement has been duly executed as of the date first written above.

BORROWER:	LENDER:

CREATIVE REALITIES, INC.	SLIPSTREAM COMMUNICATIONS, LLC

By:	By:
Rick Mills, Chief Executive Officer	Name:
Title:
CREATIVE REALITIES, LLC
Address for Notice:
By:
Rick Mills, Chief Executive Officer

BROADCAST INTERNATIONAL, INC.

By:
Rick Mills, Chief Executive Officer

CONEXUS WORLD GLOBAL, LLC

By:
Rick Mills, Chief Executive Officer

Address for Notice (for all Borrowers): Creative Realities, Inc. Attention: Chief Financial Officer 22 Audrey Place Fairfield, NJ 07004

SCHEDULE A – DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Advance” means any advance of Term Loan proceeds under this Agreement, as outlined in Section 1.1 or otherwise, up to the Loan Limit.

“Affiliate” means, with respect to any Person: (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the voting capital stock having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower’s business.

“Borrower” means each of, and collectively all of, Creative Realities, Inc., Creative Realities, LLC, Broadcast International, Inc. and Conexus World Global, LLC.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial advance of proceeds of the Term Loan has been made.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any written agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.4.

“Event of Default” has the meaning assigned to it in Section 7.1.

“Extension Warrant” means any Warrant to Purchase Common Stock of CRI that becomes deliverable upon an election of the Borrower to extend the Maturity Date, as contemplated in Section 1.6. Any Extension Warrant will be in substantially the same form as the Warrant (see Exhibit B) and provide the recipient with the right to purchase the same number of shares of common stock of CRI as are purchasable under the Warrant on the date of its delivery to the Lender; provided however the expiration date of the Extension Warrant shall be on the fifth anniversary of the date of issuance of the Extension Warrant.

“Factoring Agreement” means that certain Factoring Agreement by and among the Borrower and Senior Lender, dated as October 15, 2015.

“Financial Statements” means the consolidated and consolidating income statement, balance sheet and statement of cash flows of Creative Realities, Inc. prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” of any Person means: (a) all indebtedness of such Person for borrowed money or for the deferred or unpaid purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title-retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all capital lease obligations; (e) all guarantees of Indebtedness of other Persons; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) the Obligations; and (h) all liabilities under Title IV of the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

A-2

“Intellectual Property” means any and all Licenses, patents, copyrights, trademarks, trade secrets and customer lists.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Lender” means Slipstream Communications, LLC. and in the event of the assignment by Lender of any of its rights or obligations, shall mean the assignee.

“License” means any written agreement now owned or hereafter acquired by any Person granting any right with respect to (i) any copyright or copyright registration, (ii) any invention on which a patent is inexistence, (iii) the use of any trademark or trademark registration, or (iv) other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, proxy, voting agreement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” means this Agreement, the Note and the Warrant (including any Extension Warrant), and all security agreements and other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

“Loan Limit” means $4.0 million.

“Loan Rate” means eight percent (8.0%) per annum.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to or have a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower, (b) Borrower’s ability to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof, (c) the Collateral or Lender’s Liens on the Collateral or the priority of any such Lien, or (d) Lender’s rights and remedies under this Agreement and the other Loan Documents.

A-3

“Maturity Date” has the meaning set forth in the Note.

“Minimum Actionable Amount” means $150,000 as of the Closing Date; provided, however, that effective as of the 181st day after the Closing Date the Minimum Actionable Amount shall become $100,000.

“Note” means the one-year promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit A.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then-applicable rate provided in this Agreement after the maturity of the Term Loan and interest accruing at the then-applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Term Loan.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for Taxes or assessments or other charges or levies, either not yet due or payable; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business in an aggregate amount outstanding at anytime not in excess of $75,000; (d) deposits securing public or statutory obligations of Borrower; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemans’, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $75,000 at any time so long as such Liens attach only to Inventory; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b); (j) all of those Liens in existence on the Closing Date and disclosed on Disclosure Schedule 5(d); and (k) Liens in favor of Lender securing the Obligations.

A-4

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Purchase Money Indebtedness” means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof.

“Purchase Money Lien” means any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto, but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Real Property” has the meaning assigned to it in Section 3.6.

“Requirement of Law” means as to any Person, the Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (a) the declaration or payment of any cash dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s capital stock; (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower in violation of any subordination or other agreement made in favor of Lender; (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s capital stock or any other payment or distribution made in respect of any thereof, either directly or indirectly; provided, however, that no payment to Lender shall constitute a Restricted Payment.

“Senior Lender” is defined in Section 1.2.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Term Loan” means the loan in the amount specified in and evidenced by the Note, and made to Borrower under the terms of this Agreement, and any renewals, extensions, revisions, modifications, replacements or substitutions therefor or thereof.

“Termination Date” means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

A-5

“Warrant” means the Warrant to Purchase Common Stock of CRI, in substantially the form attached hereto as Exhibit B.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. All capitalized terms used in this Agreement or other Loan Documents but undefined shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof’ and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

A-6

EXHIBIT A

The form of Note is attached hereto

EXHIBIT B

The form of Warrant is attached hereto